Exhibit 32

Certification of Periodic Financial Report

Kevin J. McPhaill and Christopher G. Treece hereby certify as follows:

1.  They are the Chief Executive Officer and Chief Financial Officer, respectively, of Sierra Bancorp.

2.  The Form 10-Q of Sierra Bancorp for the Quarter ended September 30, 2026, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and the information contained in the report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Sierra Bancorp.

October 30, 2026	/s/	Kevin J. McPhaill
Date		Kevin J. McPhaill
President &
Chief Executive Officer

October 30, 2026	/s/	Christopher G. Treece
Date		Christopher G. Treece
Chief Financial Officer